EXHIBIT 4.9


                                    WAIVER TO
                            INVESTOR RIGHTS AGREEMENT

     THIS WAIVER (this "WAIVER") is made as of September 18, 2000 with respect to the Investor Rights Agreement (the "AGREEMENT") dated as of February 15, 2000 by and among BioSource International, Inc., a Delaware corporation (the "COMPANY"), Genstar Capital Partners II, L.P., a Delaware limited partnership, and Stargen II LLC, a Delaware limited liability company (together, the "INVESTORS") (capitalized terms used herein and not defined herein shall have the meanings given such terms in the Agreement).

                                    RECITALS

     WHEREAS, the Agreement provides the Investors with a right of first negotiation for the purchase of Additional Securities pursuant to Section 11 of the Agreement and a preemptive right to purchase Additional Securities pursuant to Section 12 of the Agreement; and

     WHEREAS, the Investors wish to waive these provisions in connection with the Company's issuance of up to an aggregate of 331,050 shares of its Common Stock pursuant to certain purchase agreements dated September 15, 2000 and September 18, 2000 (the "TRANSACTION").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, the Investors hereby agree as follows:

     1. The Investors hereby waive their rights under Section 11 and Section 12 of the Agreement, solely with respect to the Transaction.

     2. Except as stated above, the terms of the Agreement shall remain in effect and unchanged by this Waiver.

     3. This Waiver may be executed in any number of counterparts or by facsimile, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Investors, intending to be legally bound, have duly executed this Waiver to become effective as of the date first above written.




                                           GENSTAR CAPITAL PARTNERS II, L.P.

                                           By: Genstar Capital LLC
                                               Its General Partner

                                           By: /S/ JEAN-PIERRE L. CONTE
                                              ---------------------------------
                                                 Jean-Pierre L. Conte
                                                 Managing Director


                                           STARGEN II LLC


                                           By: /S/ JEAN-PIERRE L. CONTE
                                              ---------------------------------
                                                 Jean-Pierre L. Conte
                                                 Managing Director


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